Exhibit 10.1
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of this 23rd of March 2009, by and among MSCS Ventures, Inc., a Colorado corporations (“Seller”), and Bluff Point Associates Corp., a Delaware corporation (“Purchaser”).  In this Agreement, Purchaser and Seller are sometimes referred to individually as a “Party” and together as the “Parties.”

Recitals

A.           Pursuant to that certain Contribution Agreement dated December 1, 2004 (the “Contribution Agreement”), Seller and Purchaser are Stockholders (as defined in the Contribution Agreement) of Matrix Financial Solutions, Inc. (formerly known as MG Colorado Holdings, Inc.), a Delaware corporation (the “Company”).  In addition to Seller and Purchaser, there are other Stockholders of the Company.

B.           Pursuant to the Contribution Agreement, Seller received, among other things, Two Hundred Sixty-Nine Thousand Seven Hundred and Ninety-Two (269,792) shares of common stock in the Company (the “Seller’s Shares”) and as of the date of this Agreement, Seller still owns the Seller’s Shares.

C.           Seller desires to sell the Seller’s Shares to Purchaser, and Purchaser desires to acquire the Seller’s Shares, upon the terms and conditions of this Agreement.

Agreement

Now, therefore, in consideration of the foregoing recitals and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Sale and Purchase of the Seller’s Shares.  Subject to the terms and conditions of this Agreement, Seller will sell to Purchaser, and Purchaser will purchase from Seller, the Seller’s Shares, free and clear of all security interests, liens, restrictions, claims, encumbrances, charges, options, preemptive rights or other interests of any kind (“Encumbrances”).  The Seller’s Shares will be sold to Purchaser as set forth in Section 3.1.

2. Purchase Price.  Purchaser shall pay Seller a per share purchase price of $16.00 (for each of the Seller’s Shares), for an aggregate purchase price of Four Million Three Hundred and Sixteen Thousand Six Hundred and Seventy-Two and 00/100 Dollars ($4,316,672) for all of the Seller’s Shares (the “Purchase Price”).  The Purchase Price shall be payable to Seller in cash, by wire transfer on the Closing Date as defined in Section 3.1 below.

3. Closing of the Seller’s Shares Purchase.

3.1 Closing Date.  Subject to the terms and conditions of this Agreement, the closing of the sale of the Seller’s Shares (the “Closing”) will occur on or before March 27, 2009, at 10:00 a.m. Denver time at the offices of United Western Bancorp, Inc. (the “Closing Date”).  Seller shall wire the Purchase Price to Seller pursuant to Seller’s wire transfer instructions attached hereto as Exhibit B (“Wire Transfer Instructions”).

3.2 Actions to be Taken at the Closing.  At the Closing, the Parties will take the following actions and deliver the following documents:

(a) Seller will execute and deliver to the Purchaser a stock power and assignment in the form attached hereto as Exhibit A to evidence the transfer to Purchaser of Seller’s right, title and interest in and to the Seller’s Shares to be transferred at that Closing, free of all Encumbrances, but subject to the transferability restrictions noted on the legend of each of the Seller’s share certificates described on the stock power and assignment form of Exhibit A.

(b) Seller will deliver all original certificates representing the Seller’s Shares to be transferred at the Closing to Purchaser.

(c) Purchaser shall deliver to Seller the Purchase Price payable for the Seller’s Shares prior to or at that Closing.

(d) The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement or as may be reasonably requested by any Party in connection with the consummation of the transactions contemplated herein.

4. Representations and Warranties.

4.1 Seller Representations.  Seller represents and warrants to Purchaser as follows:

(a) Seller has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Seller will not violate or constitute a default of any of Seller's corporate obligations, or result in any lien or security interest under any agreement to which Seller is a party, or violate any order, award, judgment, statute, rule or regulation or other contractual obligation applicable to Seller.

(b) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

(c) Seller owns beneficially and of record, free and clear of any Encumbrance, all of the Seller’s Shares and, upon delivery of and payment for the Seller’s Shares as herein provided at the Closing, Purchaser will acquire good and valid title thereto, free and clear of any Encumbrance, but subject to the transferability restrictions noted on the legend of each of the Seller’s share certificates described on the stock power and assignment form of Exhibit A.

4.2 Purchaser Representations.  Purchaser represents and warrants to Seller as follows:

(a) Purchaser has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except to the extent that enforcement may be affected by bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

4.3 Mutual Representation and Warranty.  Each Party hereby represents and warrants to the other Party as follows:

(a) Neither it nor anyone acting on its behalf has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement or the transactions contemplated hereby.

(b) It has retained and received, or has been advised to obtain and has been given the opportunity to receive, whatever outside consulting and counsel, including tax and legal counsel, it deems necessary or desirable in order to make informed decisions regarding the transactions contemplated by this Agreement.

5. Approvals and Consents.  Each Party will, prior to the Closing, obtain, without penalty to any other Party, all necessary approvals and consents required, if any, in order to authorize and approve this Agreement.  The Parties shall provide each other with full cooperation in obtaining such approval and consents as reasonably requested by the other Parties.

6. Notices.  Each Party will promptly notify the other in writing, prior to the Closing or subsequent to the Closing, if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

7. Covenants and Further Assurances.

7.1 Seller hereby covenants and agrees that, after the date hereof and except as expressly set forth in this Agreement, Seller shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in the Seller’s Shares, or place or allow to be placed any Encumbrance on the Seller’s Shares, or otherwise take any action (or fail to take any action) that would prevent or hinder the sale of the Seller’s Shares to Purchaser as contemplated hereunder.

7.2 Each Party will execute and deliver any further instruments or documents, and take all further action, as may be reasonably requested by the other Party to carry out the transactions contemplated by this Agreement.

8. Indemnification; Survival.

8.1 Indemnification.  Each Party will indemnify, defend and hold each other Party, its Affiliates and their respective partners, spouses, legal representatives, agents, successors and assigns (the “Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses or expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties arising from or directly or indirectly relating to any breach of any covenant, representation or warranty under this Agreement by the indemnifying Party.  As used herein, “Affiliate” means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, partners, venturers, directors, officers, stockholders, agents, employees and spouses.  A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise.  “Person” means an individual, partnership, limited liability company, association, corporation, or other entity.

8.2 Survival of Representations, Warranties and Covenants.  Each of the Parties acknowledges and agrees that all of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing hereunder for the maximum period of time permitted by law.

9. Conditions Precedent.

9.1 Conditions to Purchaser’s Obligations.  Purchaser’s obligations under this Agreement are subject to the satisfaction, on the Closing Date, of each of the following conditions, any of which may be waived in writing by Purchaser:

(a) Seller shall have fully complied with and performed all of its obligations under this Agreement.

(b) All representations and warranties of Seller in this Agreement shall be true, correct and complete in all material respect as of the Closing Date.

(c) All of the actions to take place under Section 3.2 above shall be completed.

(d) All consents, approvals and waivers required, if any, to consummate the transaction contemplated by this Agreement shall have been obtained.

9.2 Condition to Seller’s Obligations.  Seller’s obligations under this Agreement are subject to the satisfaction, on the Closing Date, of each of the following conditions, any of which may be waived in writing by Seller:

(a) Purchaser shall have fully complied with and performed all of its obligations under this Agreement.

(b) All representations and warranties of Purchaser in this Agreement shall be true, correct and complete in all material respect as of the Closing Date.

(c) All of the actions to take place under Section 3.2 above shall be completed.

(d) All consents, approvals and waivers required, if any, to consummate the transaction contemplated by this Agreement shall have been obtained.

10. Miscellaneous.

10.1 Severability.  The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

10.2 Entire Agreement; Amendment.  This Agreement (including all exhibits hereto) contains the entire agreement of the Parties with respect to the purchase and sale of the Seller’s Shares.  This Agreement may be amended only by a written instrument signed by Purchaser and Seller.  The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

10.3 Applicable Law.  This Agreement will be construed in accordance with and governed by the laws of the State of Colorado, without reference to the provisions thereof relating to conflicts of law.  The parties irrevocably submit themselves to the exclusive jurisdiction of the state and federal courts within the City and County of Denver, Colorado for the purpose of bringing any action that may be brought in connection with this Agreement or the transactions contemplated hereby.  The parties agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. To the maximum extent permitted by law, the notice provisions of this Agreement and the transactions contemplated hereby shall apply to service of process with respect to any action brought under this Agreement or the transactions contemplated hereby.

10.4 Time is of the Essence.  The Parties acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement.

10.5 Binding Agreement, Assignment.  The terms and provisions of this Agreement will bind Seller and Purchaser and their respective permitted successors and assigns.  The parties understand and agree that this Agreement shall not be construed against the Party preparing it, but shall be construed as if it were prepared jointly by all persons and entities affected thereby, and any uncertainty or ambiguity, or both, shall not be interpreted against any such Party.  This Agreement may not be assigned by any Party without the prior written consent of the other Party hereto.

10.6 Expenses.  Each Party will pay all of its expenses, including attorneys’ and accountants’ fees in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement, the nonprevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys’ fees and costs.

10.7 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed facsimile if sent on a business day between 8:00 a.m. and 5:00 p.m. Mountain time and, if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to any Party hereto shall be sent to the attention of the persons at the addresses indicated on the signature page hereto, or to such other address as such Party may indicate in writing to the other Parties hereto.

10.8 Counterparts.  This Agreement may be executed in one or more counterparts, or facsimile counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the date set forth above.

PURCHASER:
BLUFF POINT ASSOCIATES CORP.

/s/ Neil Q. Gabriele
Print Name:	Neil Q. Gabriele
Title:	Managing Director
Address:	285 Riverside Avenue
Suite 350
Westport, Connecticut 06880
Facsimile: (203) 227-8626

SELLER:
MSCS VENTURES, INC.

/s/ Paul E. Maxwell
Print Name:	Paul E. Maxwell
Title:	President
Address:	700 17th Street
Suite 2100
Denver, Colorado 80202
Facsimile: (720) 946-1218

EXHIBIT A

SELLER STOCK POWER AND ASSIGNMENT

(attached)

STOCK POWER AND ASSIGNMENT

For value received and in accordance with the Stock Purchase Agreement dated as of March ___, 2009, by and among MSCS Ventures, Inc. (“Seller”) and Bluff Point Associates Corp. (“Purchaser”), Seller hereby sells, assigns and transfers unto Purchaser, Two Hundred Sixty-Nine Thousand Seven Hundred and Ninety-Two (269,792) shares of Common Stock of Matrix Financial Solutions, Inc. (formerly known as MG Colorado Holdings, Inc.), a Delaware corporation (“Company”), represented by Certificate Numbers Seven (7) (194,792 shares of Common Stock of the Company) and Nine (9) (75,000 shares of Common Stock of the Company), and does hereby irrevocably constitute and appoint the Company as attorney in fact to transfer said shares on the books of the Company with full power of substitution in the premises.

Effective as of:  March __, 2009

In the presence of:

EXHIBIT B

WIRE TRANSFER INSTRUCTIONS

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